(FORM OF STOCK CERTIFICATE - FRONT SIDE)

NUMBER                                                                  SHARES


                                              004280 10 3

                                              See reverse for
                                              certain definitions


                      [LOGO] ACADIANA
                          BANCSHARES, INC.
                       LAFAYETTE, LOUISIANA


Common Stock, $0.01 par value per share -- fully paid and non-assessable

     This certifies that ___________________________________ is the registered holder of _________________ shares of the Common Stock, par value $0.01 per share, of Acadiana Bancshares, Inc., Lafayette, Louisiana (the "Corporation"), incorporated under the laws of Louisiana.

     The shares evidenced by this Certificate are transferable only on the books of the Corporation by the holder hereof, in person or by duly authorized attorney or legal representative, upon surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby are subject to all the provisions of the Articles of Incorporation and Bylaws of the Corporation and any and all amendments thereto.

     This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.

     IN WITNESS WHEREOF, the Corporation has caused this Certificate to be executed by the facsimile signatures of its duly authorized officers and has caused its facsimile seal to be affixed hereto.

Dated:



                               (SEAL)
Mable D. Lantier                     Jerry Reaux
Secretary                            President and Chief Executive
                                      Officer

(FORM OF STOCK CERTIFICATE - BACK SIDE)


     The Corporation is authorized to issue more than one class of stock, including a class of preferred stock which may be issued in one or more series. The Corporation will furnish to any stockholder, upon written request and without charge, a full statement of the designations, preferences, limitations and relative rights of the shares of each class authorized to be issued and, with respect to the issuance of any preferred stock to be issued in series, the relative rights and preferences between the shares of each series so far as the rights and preferences have been fixed and determined and the authority of the Board of Directors to fix and determine the relative rights and preferences of subsequent series.

     The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM  -  as tenants in common

TEN ENT  -  as tenants by the entireties

JT TEN   -  as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT - ______________ Custodian ______________ under
                        (Cust)                   (Minor)
              Uniform Gifts to Minors Act ________________________
                                                  (State)


Additional abbreviations may also be used though not in the above list.

     THE SHARES OF STOCK EVIDENCED BY THIS CERTIFICATE ARE RESTRICTED AS TO TRANSFER FOR A PERIOD OF ONE YEAR FROM THE DATE OF THIS CERTIFICATE. THESE SHARES MAY NOT BE TRANSFERRED WITHOUT A LEGAL OPINION OF COUNSEL FOR THE COMPANY THAT SAID TRANSFER IS PERMISSIBLE UNDER THE PROVISIONS OF
APPLICABLE LAW AND REGULATION.

     For value received, _________________________________ hereby sell, assign and transfer

PLEASE INSERT SOCIAL SECURITY OR OTHER
TAXPAYER IDENTIFYING NUMBER OF ASSIGNEE

*-------------------------------*
|                               |
*-------------------------------*

unto ______________________________________________________________
PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF
ASSIGNEE

_____________________________________________________________________________
_____________________________________________________________________________
_____________________________________________________________________________
__________________________ shares of the Common Stock represented by this Certificate, and do hereby irrevocably constitute and appoint __________________________ as Attorney, to transfer the said shares on the books of the within named Corporation, with full power of substitution.


Dated _____________ __, ____


                                          ___________________________________
                                          Signature



                                          ___________________________________
                                          Signature


Notice: The signature(s) to this assignment must correspond with the name(s) written upon the face of this Certificate in every particular without alteration or any change whatsoever.